UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2016
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100
Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On May 9, 2016, Michael D. Rogers, Ph.D., our Chief Development Officer, informed us that he intends to retire, effective as of June 30, 2016.

(e)     On May 9, 2016, the Compensation Committee of our Board of Directors met and approved retention awards consisting of restricted stock unit grants (“RSUs”) to the following executive officers:

Name	RSUs
M. Michelle Berrey, M.D., M.P.H., President and Chief Executive Officer	100,000
W. Garrett Nichols M.D., M.S., Chief Medical Officer	75,000
Timothy W. Trost, Senior Vice President, Chief Financial Officer and Corporate Secretary	60,000
Linda M. Richardson, Chief Commercial Officer	60,000

Each of these RSUs were granted pursuant to our 2013 Equity Incentive Plan. Subject to each executive officer’s continuous service, 50% of each RSU will vest on the 12-month anniversary of the date of grant, 25% of each RSU will vest on the 24-month anniversary of the date of grant, and the remaining 25% of each RSU will vest on the 36-month anniversary of the date of grant; provided that the vesting of the RSUs will be accelerated in the event an executive officer’s continuous service is involuntarily terminated without cause or voluntarily terminated for good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: May 11, 2016
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary